Exhibit 99.1

Analyst Contact:

Kurt Abkemeier

investorrelations@inteliquent.com

FOR IMMEDIATE RELEASE

Inteliquent Declares Quarterly Dividend

CHICAGO, August 10, 2016 (GLOBE NEWSWIRE) - Inteliquent, Inc. (NASDAQ:IQNT), a premier interconnection partner for communications service providers of all types, announced today that its Board of Directors has declared a quarterly dividend of $0.16 per outstanding share of common stock. Inteliquent will pay the quarterly dividend on September 7, 2016 to stockholders of record as of the close of business on August 24, 2016.

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About Inteliquent

Inteliquent is a premier interconnection partner for communication service providers of all types. As the nation’s highest quality provider of voice and messaging interconnection services, Inteliquent is used by nearly all national and regional wireless carriers, cable companies, and CLECs in the markets it serves, and its network carries approximately 19 billion minutes of traffic per month. With the recent launch of its Omni IQ solution, Inteliquent is now also fully dedicated to supporting the growing market of next generation service providers.